                                                                    EXHIBIT 2.3

                           [FORM OF FACE OF SECURITY]

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ___________________                        CUSIP NO.  ___________________



                          EL PASO NATURAL GAS COMPANY

                ___% SUBORDINATED CONVERTIBLE DEBENTURE DUE 2028


         EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Company," which term includes any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of
________________________________________________________________________________
______________ ($________________________ ) [or such greater or lesser principal sums as shall be noted on the

Schedule attached hereto]* on _________________________, 2028 and to pay interest on said principal sum from ________________, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on __________, __________, __________ and __________ of each year, commencing ________________________________, 1998, at the rate of _______% per annum plus Additional Interest and Additional Sums (as defined in Section 1.1 of the Subordinated Indenture) if any, until the principal hereof shall have become due and payable, and on any overdue principal. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30- day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Subordinated Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the fifteenth day of the month of such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Subordinated Indenture.

         The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for a period not exceeding 20 consecutive quarters from the date of issue or the most recent date that interest has been paid or been duly provided for (an "Extension Period"). During any Extension Period, interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of any Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law and Additional Sums, if any) to the Holder(s) in whose names the Securities are registered on the Regular Record Date preceding the end of the Extension Period.





----------------------------------

     *Insert if Global Security or if held by the Property Trustee.

"Additional Interest" means interest that shall accrue on any interest on the Securities that is in arrears for more than one quarter or not paid during an Extension Period, which in either case shall accrue at the rate per annum borne by this Security compounded quarterly. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security or end on a date other than an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof and no default under this Security or Event of Default shall be deemed to occur solely as a result of an Extension Period. The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date and (ii) the date that El Paso Energy Capital Trust I is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Securities of the record date or the date distributions by such Trust are payable, but in any event not less than one Business Day prior to such record date.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds to such account as may be designated by the Person entitled thereto as specified in the Security Register, so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date.

         [If a Global Security, insert-- Payment of the principal of [(and premium, if any)] and [if applicable, insert -- any such] interest on this Security will be made by transfer of immediately available funds to a bank account in _______________ designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

         The indebtedness evidenced by this Security is, to the extent provided in the Subordinated Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Subordinated Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Subordinated

Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of the Subordinated Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _______________________________, _______________

                                        EL PASO NATURAL GAS COMPANY


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

         This is one of the Securities of the series designated therein referred to in the within mentioned Subordinated Indenture.

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee

                                        By:
                                           ------------------------------------
                                           Authorized Officer

                         [FORM OF REVERSE OF SECURITY]

         This Security is one of a duly authorized issue of Securities of the Company, designated as its ________% Subordinated Convertible Debentures Due 2028 (herein called the "Securities"), limited in aggregate principal amount to $_________, issued under a Subordinated Indenture, dated as of ________________________________, 1998, as supplemented by that certain First
Supplemental Indenture (the "Supplemental Indenture"), dated as of _________________, 1998 (collectively referred to herein as the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the securities are, and are to be, authenticated and delivered.

         All terms used in this Security which are defined in the Subordinated Indenture shall have the meanings assigned to them in the Subordinated Indenture.

         The Company shall have the right to redeem this Security, at the option of the Company, upon not less than 30 nor more than 60 days' notice, without premium or penalty, in whole or in part at any time on or after
                              , 2002 (an "Optional Redemption") at the
following prices (expressed as percentages of the principal amount of the Securities) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional Interest and Additional Sums to, but excluding, the redemption date, if redeemed during the 12- month period beginning
:

                     Year                                Redemption Price
                     ----                                ----------------
                     2002                                          %
                     2003
                     2004
                     2005
                     2006
                     2007
                     2008 and thereafter                        100%

                 If the Securities are redeemed on any                 ,
                ,                     , or                           , accrued
and unpaid interest (including accrued and unpaid Additional Interest, if any) shall be payable to holders of record on the relevant record date.

         In addition, if at any time prior to the Conversion Expiration Date less than ten percent (10%) in principal amount of the Securities originally issued by the Company remain outstanding, such Subordinated Debentures shall be redeemable, at the option of the Company, exercisable at any time in whole but not in part, at a Redemption Price equal to the aggregate unpaid principal amount thereof, and all accrued and unpaid interest due thereon.

         So long as the corresponding Trust Securities are outstanding, the proceeds from the redemption of any of the Securities will be used by the Property Trustee to redeem Trust Securities. In addition, so long as the Trust Securities are outstanding, the proceeds from any repayment or prepayment of the Securities will be used to redeem Trust Securities in accordance with the Declaration.

         If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee;

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, except in the case of a Global Security in which case the Trustee may reflect a reduction in the principal amount of such Global Security by making a notation of same in the schedule included in such Global Security.

         In case an Event of Default, as defined in the Subordinated Indenture, shall have occurred and be continuing, the principal of all of the Securities and the interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

         If a Trust Special Event (as defined herein) shall occur and be continuing, this Security shall be exchangeable for Trust Securities in accordance with Section 5.3 of the Supplemental Indenture, unless a Trust Special Event is a Trust Tax Event (as defined herein), in which case this Security may be redeemed by the Company in accordance with Section 5.2 of the Supplemental Indenture.

         "Trust Investment Company Event" means that the Property Trustee of the Trust, in its capacity on behalf of the El Paso Energy Capital Trust I (the "Trust"), shall have received an opinion of independent legal counsel having a national tax and securities practice and that is experienced in such matters (which opinion of counsel shall not have been rescinded by such law firm) to the effect that as a result of the occurrence on or after ____________, 1998 of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an unsubstantial risk that the Trust is or, within 90 days after such date, will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

         "Trust Special Event" means the occurrence of a Trust Investment Company Event or a Trust Tax Event.

         "Trust Tax Event" means the receipt by the Property Trustee of the Trust, on behalf of the Trust, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion of counsel shall not have been rescinded by such law firm) to the effect that there has been (a) an amendment to, change or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after ____________________, 1998 and that there is more than an insubstantial risk that (a) the Trust is or, within 90 days after such date, will be subject to United States federal income tax with respect to income accrued or received on the 1998A Debentures, (b) the Trust is or, within 90 days after such date, will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges or (c) interest payable by the Company on the 1998A Debentures is not or, within 90 days after such date, will not be deductible for United States federal income taxes.

         The Holder of this Security has the right, exercisable at any time through the close of business (New York time) on ____________, 2028 (or, in the case of this Security being called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of ______ shares of Common Stock for each $50 in aggregate principal amount of the Security (equivalent to a Conversion Price of $______ per share of Common Stock), subject to adjustment under certain circumstances. To convert this Security, the Holder hereof must (a) complete and sign a notice of conversion substantially in the form attached hereto, (b) surrender this Security to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

         The Subordinated Indenture contains provisions that relieve the Company from the obligation to comply with certain restrictive covenants of the Subordinated Indenture and for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Subordinated Indenture.

         The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the debt securities of each series to be affected under the Subordinated Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding debt securities of all series to be affected (voting as one class). The Subordinated Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding debt securities of all affected series (voting as one class), on behalf of the Holders of all debt securities of such series, to waive compliance by the Company with certain provisions of the Subordinated Indenture. The Subordinated Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of debt securities of any series then Outstanding to waive defaults under the Subordinated Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Subordinated Indenture and no provision of this Security or of the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Subordinated Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any of their respective agents may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Subordinated Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Subordinated Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Subordinated Debenture agree that for United States federal, state and local tax purposes it is intended that this Subordinated Debenture constitutes indebtedness.

         No recourse under or upon any obligation, covenant or agreement of or contained in the Subordinated Indenture or of or contained in any of the Securities, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood by each Holder that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for the issuance of the Securities and the execution of the Subordinated Indenture.

         THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.




                                ASSIGNMENT FORM


         To assign this Subordinated Debenture or the capital stock issuable upon conversion of this Subordinated Debenture in the event the Notice of Conversion is given, fill in the form below:

         (I) or (we) assign or transfer this Subordinated Debenture or such capital stock (as the case may be) to

        (Insert assignee's social security or tax identification number)

                  ____________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________ agent to transfer this Subordinated Debenture or such capital stock on the books of the Company. The agent may substitute another to act for him.

Your Signature:____________________________________
        (Sign exactly as your name appears on the other side of this Subordinated Debenture)

Date:    _________________________

                                   SIGNATURES


Signature Guarantee: *    ____________________________________________


-----------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                          FORM OF NOTICE OF CONVERSION

         To:     El Paso Natural Gas Company
                 The Chase Manhattan Bank, as Conversion Agent

         The undersigned owner of this Subordinated Debenture hereby irrevocably exercises the option to convert this Subordinated Debenture, or the portion designated, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment above. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Date:
                 -------------------------------
                       in whole
                                --------
                       in part                               Portions of Subordinated Debenture to
                               ---------                     be converted ($50 or integral multiples
                                                             thereof):
                                                             $______________________________

                                                             Signature (for conversion only):
                                                             ------------------------------

                                                             ------------------------------

                                                             ------------------------------

                                                             ------------------------------

                                                             Please Print or Typewrite Name and
                                                             Address, Including Zip Code, and
                                                             Social Security or Other Identifying
                                                             Number

                                                             ------------------------------

                                                             ------------------------------

                                                             ------------------------------

Signature Guarantee: *
                       ------------------------------

-----------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                                   SCHEDULE*

         The notations on the following table evidence decreases in the principal sum of this Security resulting from conversions or increases resulting from the exercise of the Over-Allotment Option. As used herein, the term "Over-Allotment Option" means that certain option to purchase up to 900,000 additional Trust Preferred Securities granted by the Trust to the Underwriters pursuant to the Underwriting Agreement, dated _________________, 1998, among the Company, the Trust and the Underwriters (as defined in the Supplemental Indenture).

   Decrease or Increase in         Principal Sum                      Notation Made by
   Principal Sum                   remaining after Decrease or        Security Registrar
                                   Increase
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

--------------------------
*        Include in Global Security or Security held by Property Trustee.